Exhibit 99.2

FOR IMMEDIATE RELEASE

Newtek Business Services Hires Donna Neary Director of Marketing and Product

Development

New York, N.Y – August 9, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com) a direct distributor to the small to medium sized business market, has announced that it has recently hired Donna Neary from First Data Corporation as Director of Marketing and Product Development.

Donna worked at First Data Corporation for the last 13 years and was most recently Director of Core Acquiring and Product Deployment. Donna was instrumental in the successful launch of many of its product solutions including core processing, alternative funding, ATM, POS Software and Internet product offerings. In addition she also led many of their major merchant and alliance conversions.

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “We are thrilled to have Donna as a part of our team. Donna will report directly to C.J. Brunet Executive Vice President of Strategic Planning and Marketing.

Donna’s skill set, tenacity, and experience lends itself to our entrepreneurial environment suite of business services. The links between Electronic Payment Processing, Web Hosting, and Insurance Services are prevalent today and enables us to offer bundled solutions to business owners that are unparallel in the market. Donna’s knowledge and expertise will help in this endeavor. Donna’s initial focus will be in the area of check 21 and merchant cash advance in conjunction with our accounts receivable and lending division. We couldn’t have found a better professional to suit our needs and efforts.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com